                             REGISTRATION AGREEMENT

                  THIS REGISTRATION AGREEMENT (this "AGREEMENT") is made as of November 6, 2001, by and among Northland Cranberries, Inc., a Wisconsin corporation (the "COMPANY"), Sun Northland, LLC, a Delaware limited liability company ("SUN"), and each of the other Persons listed on the signature pages attached hereto (the "OTHER INVESTORS"). Sun and the Other Investors are collectively referred to herein as the "STOCKHOLDERS," and are individually referred to herein as a "STOCKHOLDER." Otherwise undefined capitalized terms used herein are defined in SECTION 9 hereof.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1.       Demand Registrations.

                  (a) REQUESTS FOR REGISTRATION. At any time, the holders of at least a majority of the Sun Registrable Securities may request registration under the Securities Act of all or any portion of such Sun Registrable Securities on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS") or, if available, on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS"). All registrations requested pursuant to this SECTION 1(a) are referred to herein as "DEMAND REGISTRATIONS." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to SECTION 1(d) below, will include in such registration, in addition to the Sun Registrable Securities that are requested to be registered pursuant hereto, all other Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b) LONG-FORM REGISTRATIONS. The holders of a majority of the Sun Registrable Securities shall be entitled to request a maximum of four (4) Long-Form Registrations. The Company will pay all Registration Expenses (as defined below in SECTION 5) in connection with each such Long-Form Registration. All Long-Form Registrations shall be underwritten registrations.

                  (c) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registrations provided pursuant to SECTION 1(b), the holders of a majority of the Sun Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities, if the Company is so eligible. The Company shall not be obligated to effect a Short-Form Registration through an underwritten offering.

                  (d) PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

                  (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Long-Form Registration with respect to the Company. The Company may postpone, for up to six months (from the date of the request), the filing or the effectiveness of a registration statement for a Demand Registration if (i) the Company's board of directors believes that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any Subsidiary thereof to engage in any underwritten public offering of its securities for its own account, acquisition of assets (other than in the ordinary course of business) or any stock purchase, merger, consolidation, tender offer, reorganization, or similar transaction, or
(ii) the Company is in possession of material nonpublic information concerning it or its business and affairs and the Company's board of directors determines in good faith that the prompt public disclosure of such information in a registration statement would reasonably be expected to have an adverse effect on the Company; provided, however, that in any such events, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall be treated as if it had never been made in the first instance, and the Company will pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any 12-month period.

                  (f) SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities initially requesting registration hereunder will have the right to select the investment banker(s) and manager(s) to administer the offering under such Demand Registration, subject to the Company's approval, which will not be unreasonably withheld.

                  (g) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company will not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such securities, without the prior written consent of the holders of at least a majority of the Registrable Securities.

                  2.       PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used in compliance with applicable law for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to SECTIONS 2(c) AND 2(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

                  (b) PIGGYBACK EXPENSES. In all Piggyback Registrations, the Registration Expenses of the holders of Registrable Securities will be paid by the Company.

                  (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such other securities owned by each such holder.

                  (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than in this Section 2(d)), and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, then the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such requesting holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such other securities on the basis of the number of such securities owned by each such holder.

                  (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, then the selection of the investment banker(s) and manager(s) for the offering shall be made at the Company's sole discretion.

                  (f) WITHDRAWAL BY COMPANY. If, at any time after giving notice of its intention to register any of its securities as set forth in SECTION 2(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, at its sole discretion, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

                  3.       HOLDBACK AGREEMENTS.

                  (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days before and the 180-day period beginning on the effective date of any underwritten public offering of the Company's equity securities (including Demand and Piggyback Registrations) (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. If any holder of Registrable Securities is released from the requirements of this SECTION 3(a), all other holders of Registrable Securities shall be released from the requirements of this SECTION 3(a) on the same terms and conditions as such holder.

                  (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days before and during the 180-day period beginning on the effective date of any underwritten public offering of the Company's equity securities (including Demand and Piggyback Registrations) (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased or otherwise acquired from the Company at any time after the date of this Agreement (other than in a registered public offering, including, without limitation, an offering registered on Form S-8 or any successor form) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during any such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as possible:

                  (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to SECTION 7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) such shorter period as will terminate when all of the securities covered by such registration statement during such period have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but, in any event, not before the expiration of any longer period required under the Securities
Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (f) use best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange or the National Association of Securities Dealers ("NASD") automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "national market system security" of The Nasdaq Stock Market within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure The Nasdaq Stock Market's authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (g) use best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization, or reorganization);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees, agents, representatives, and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of SECTION 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (m) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                  (n) use best efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters, and the Company shall use its reasonable best efforts to cause such cold comfort letter to also be addressed to the holders of such Registrable Securities; and

                  (o) use best efforts to obtain an opinion from the Company's outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if such holder, in its sole and exclusive judgment, is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby, and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal or state statute then in force, the deletion of the reference to such holder; provided that, with respect to this clause (ii), such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  5.       REGISTRATION EXPENSES.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, and all independent certified public accountants, underwriters (excluding discounts and commissions), and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if none are so listed, on a securities exchange or the NASD automated quotation system. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration, and if a majority of the Registrable Securities include in such registration are not Other Registrable Securities then one counsel chosen by the holders are a majority of the Other Registrable Securities included in such registration.

                  (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of each seller's securities to be so registered.

                  6.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, member, agents, and employees and each Person who controls such holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (B) in any application or other document or communication (in this SECTION 6 collectively called an "APPLICATION") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or
(ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, member, agent and employee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with any underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective directors, officers, agents, and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

                  (e) If the indemnification provided for in this SECTION 6 is unavailable to, or is insufficient to hold harmless, an indemnified party under the provisions above in respect to any losses, claims, damages, or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (f) The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
SECTION 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 6, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of SECTION 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (g) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                  7.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                  (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) enters into and agrees to sell such Person's securities on the basis provided in customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s); provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

                  (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 4(e) above, or upon any suspension by the Company, pursuant to a written insider trading compliance program of the Company, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by SECTION 4(e) or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the applicable time period mentioned in SECTION 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this SECTION 7 to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by SECTION 4(e).

                  8. CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  9.       DEFINITIONS

                  "BANK GROUP" shall mean U.S. Bank National Association, ARK CLO 2000-1 Limited, and St. Francis Bank, F.S.B.

                  "COMMON STOCK" shall mean the Class A Common Stock, $0.01 par value per share, of the Company as constituted on the date hereof and any stock into which any such common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

                  "NASD" shall have the meaning set forth in SECTION 3(f).

                  "OTHER REGISTRABLE SECURITIES" means (i) all shares of Common Stock of the Company originally issued, directly or indirectly, to any Other Investor, (ii) all shares of Common Stock of the Company issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) above upon exercise, conversion, or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization, and (iii) any other shares of Common Stock of the Company held by Persons holding securities described in clauses (i) and (ii) above. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have
(a) been distributed to the public pursuant to an offering registered under the Securities Act, (b) been sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (c) been repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by Sun, and, if such Other Registrable Securities are purchased or otherwise acquired by Sun, then such Other Registrable Securities shall be deemed Sun Registrable Securities, (d) been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (e) ceased to be outstanding. For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder.

                  "PERSON" shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

                  "REGISTRABLE SECURITIES" means, collectively, the Sun Registrable Securities and the Other Registrable Securities.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

                  "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "SUBSIDIARY" OR "SUBSIDIARIES" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

                  "SUN REGISTRABLE SECURITIES" means (i) all shares of Common Stock of the Company originally issued, directly or indirectly, to Sun, (ii) all shares of Common Stock of the Company issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) above upon exercise, conversion, or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization, and (iii) all other shares of Common Stock of the Company held by Persons holding securities described in clauses (i) and (ii) above. As to any particular Sun Registrable Securities, such securities shall cease to be Sun Registrable Securities when they have (a) been distributed to the public pursuant to an offering registered under the Securities Act, (b) been sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (c) been repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by any employee of the Company, and, if such Sun Registrable Securities are purchased or otherwise acquired by any employee of the Company, then such Sun Registrable Securities shall be deemed Other Registrable Securities, (d) been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (e) ceased to be outstanding. For purposes of this Agreement, a Person shall be deemed to be a holder of Sun Registrable Securities, and the Sun Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Sun Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Sun Registrable Securities hereunder.

                  10.      MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to the Company's securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to the Company's securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split, combination of shares, or other recapitalization).

                  (c) AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective unless such modification, amendment, or waiver is approved in writing by the Company, each member of the Bank Group, Sun, and the holders of at least a majority of the Other Registrable Securities; provided that execution of a joinder hereto shall not be considered a modification, amendment or waiver of any of the provisions of this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (d) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  (e) ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of, and enforceable by, any subsequent holder of any Registrable Securities (or of such portion thereof).

                  (g) COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement.

                  (h) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; PROVIDED, however the parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced (without posting a bond or other security) by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

                  (i) NOTICES. All communications provided for herein shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. The respective addresses of the parties hereto for the purposes of this Agreement are set forth on EXHIBIT A attached hereto. Any party may change its address (or facsimile number) by notice to each of the other parties in accordance with this SECTION 10(i). The date of giving or making of any such communication shall be, in the case of clauses (a) and (c), the date of the receipt; and, in the case of clause (b), the business day next following the date such communication is sent.

                  (j) GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Wisconsin without giving effect to any choice or conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin. Each party hereto submits to the jurisdiction of any state or federal court sitting in Milwaukee, Wisconsin, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in SECTION 10(i) above. Nothing in this SECTION 10(j), however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (k) NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  (l) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  (m) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above written.


                                 NORTHLAND CRANBERRIES, INC.


                                 By:      /s/ John Swendrowski
                                          --------------------------------
                                          Name:    John Swendrowski
                                          Title:   Chief Executive Officer



                                 SUN NORTHLAND, LLC


                                 By:      /s/ M. Steven Liff
                                          -----------------------
                                          Name:    M. Steven Liff
                                          Title:   Vice President


                                 FOOTHILL CAPITAL CORPORATION

                                 By:      /s/ Phyliss Hasen
                                          -----------------------
                                          Name:    Phyliss Hasen
                                          Title:   Vice President



                                 ST. FRANCIS BANK, F.S.B.


                                 By:      /s/ John C. Tans
                                          ------------------------
                                          Name:    John C. Tans
                                          Title:   Vice President

             [Continuation of Registration Agreement Signature Page]


                                ARK CLO 2000-1 LIMITED
                                By:      Patriarch Partners, LLC
                                         Its Collateral Manager

                                By:      /S/ Lynn Tilton
                                         -----------------------------
                                         Name:    Lynn Tilton
                                         Title:   Authorized Signatory


                                U.S. BANK NATIONAL ASSOCIATION


                                By:      /S/ Stephen A. Tornio
                                         --------------------------
                                         Name:    Stephen A. Tornio
                                         Title:   Vice President

             [Continuation of Registration Agreement Signature Page]


                                      Ableco Holding LLC


                                      By:  /s/ Kevin P. Genda
                                           ------------------------
                                           Name:   Kevin P. Genda
                                           Title:  Attorney-in-Fact

                                    EXHIBIT A

                              ADDRESSES FOR NOTICES

(a)      If to the Company, to it at:

         Northland Cranberries, Inc.
         800 First Avenue South
         P.O. Box 8020
         Wisconsin Rapids, WI 54495
         Attention: Chief Executive Officer
         Telecopy No.:(715) 422-6844

                  WITH A COPY TO:

                  Sun Capital Advisors II, L. P.
                  5200 Town Center Circle, Suite 470
                  Boca Raton, Florida  33486
                  Attention: Marc J. Leder
                             Rodger R. Krouse
                             C. Deryl Couch, Esq.
                  Telecopy No.:  (561) 394-0540

                  AND A COPY TO:

                  Foley & Lardner
                  777 East Wisconsin Avenue
                  Milwaukee, Wisconsin  53202
                  Attention:        Jeffrey J. Jones
                                    Steven R. Barth
                  Telecopy No.:  (414) 297-4900

                                    EXHIBIT A

                                   (CONTINUED)


(b)      If to Sun Northland, LLC, to it at:

         c/o Sun Capital Advisors II, L. P.
         5200 Town Center Circle, Suite 470
         Boca Raton, Florida  33486
         Attention: Marc J. Leder
                    Rodger R. Krouse
                    C. Deryl Couch, Esq.
         Telecopy No.:  (561) 394-0540

                  WITH A COPY TO:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:  Douglas C. Gessner
                  Telecopy No.: (312) 861-2200

(c)      If to Other Investors, to it at:

         Foothill Capital Corporation
         2450 Colorado Avenue
         Suite 3000 West
         Santa Monica, California  90404
         Attn: Business Finance Division Manager
         Telecopy No.:________________

                  WITH A COPY TO:

                  Otterbourg, Steindler, Houston & Rosen, P.C.
                  230 Park Avenue
                  New York, New York 10169
                  Attn: Mitchell M. Brand, Esq.
                  Telecopy No.: (212) 682-6104

                                    EXHIBIT A

                                   (CONTINUED)


         Ableco Holding LLC
         450 Park Avenue, 28th Floor
         New York, New York  10022
         Attn:  Eric F. Miller
         Telecopy No.:  (212) 758-5305

                  WITH A COPY TO:

                  Schulte Roth & Zabel, LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Frederic L. Ragucci, Esq.
                  Telecopy No.:  (212) 593-5955


         St. Francis Bank, F.S.B.
         13400 Bishops Lane, Suite 190
         Brookfield, WI  53005-6203
         Attn:  John Tans
         Telecopy No.:  (262) 787-8778


         ARK CLO 2000-1 Limited
         c/o Patriarch Partners, LLC
         40 Wall Street, 25th Floor
         New York, NY  10005
         Attn:  Dennis Dolan/Lynn Tilton
         Telecopy No.:  (561) 279-0888


         ARK CLO 2000-1 Limited
         c/o Woodside Capital
         36 Bay State Road
         Cambridge, MA  02138
         Attn:  David Ray
         Telecopy No.:  (617) 547-5162

         U.S. Bank National Association
         MPFP2516
         601 Second Avenue South
         Minneapolis, MN  55402-4302
         Attn:  Stephen Tornio
         Telecopy No.:  (612) 973-2148